Johnson Controls Acquisition of Delphi Battery Business March 22, 2005 Johnson Controls has made forward-looking statements in this document pertaining to its letter of intent to acquire Delphi's global automotive battery business and the award of a supply agreement with General Motors that are based on preliminary data and are subject to risks and uncertainties. Forward-looking statements include information concerning possible or assumed future risks and may include words such as "believes," "forecasts," "expects," "outlook" or similar expressions. For those statements, the company cautions that numerous important factors, including the completion of the transaction with Delphi and the finalization of a supply agreement with General Motors, as well as those factors discussed in the company's Form 8-K (dated October 26, 2004) could affect the company's actual results and could cause its actual consolidated results to differ materially from those expressed in any forward- looking statement made by, or on behalf of, the company. Exhibit 99.2

Overview Steve Roell - Executive VP and CFO Business Gregg Sherrill - VP Battery Business Summary Steve Roell Q&A Agenda

Johnson Controls Battery Business Profile 2004 Sales of $2.3B (Part of Automotive Segment) Global Leader in Automotive Batteries North America Market Share of 47% Europe (W. + E.) Market Share of 28% Leading Product and Process Technology Highest Recognized Brands in North America, Europe and Mexico 13 Aftermarket OE 80 20 OE 20% Aftermarket 80%

Battery Growth Strategies Unit volume growth Support existing customers market share objectives Leverage Varta and Bosch brands in Europe Asia entry Sustained quality and cost leadership Continue roll-out of global processes and advanced technology (e.g. PowerFrame platemaking) Best business practices, Six Sigma, etc. Advanced technology opportunities Emerging battery chemistries Battery management system 14

Transaction Summary Non-Binding Letter of Intent to Acquire Delphi Corporation's Global Automotive Battery Business Presence in More than 10 Countries, Including Asia Purchase Price of $212.5M, Subject to Adjustments Consolidated Sales of Approximately $600M, Plus Over $100M in Unconsolidated Profitable Business Today Closure Expected Summer 2005

Transaction Benefits Participation in Asian Market with High Growth Potential, Particularly China New OE and Aftermarket Customers Leverage Best in Class Product Technology & Customer Service to Expanded Customer Base in Additional Markets

Delphi Battery Manufacturing Footprint United States: Fitzgerald, GA New Brunswick, NJ Mexico: Tlaxcala France: Sarreguemines Saudi Arabia: Damman China: Shanghai Brazil: Piracicaba South Korea: Kumi

Asia Battery Market All Joint Ventures Baoding Tianjin Tonyi Delphi Others 60 23 12 5 China Market Share (est.) Baoding Tianjin Tonyi Delphi Other 30 13 3 54 OE AM JCI Delphi AM OE 2003 (P) 15.9 4.2 2004 (P) 18.5 4.6 2005(P) 21.3 5 2006 (P) 24.3 5.5 2007 (P) 27.6 6 2008 (P) 31.1 6.6 China Battery Market (2003 - 2008) Battery (Millions) 37.7 33.6 29.8 26.3 23.0 20.7

Delphi's Asian Facilities Built in 1997 60% Delphi-owned JV (40% SEIC) Employees - 340 3.2M Batteries 100% Domestic Shanghai, China Built in 1975 50% Delphi-owned JV Employees - 430 6.5M Batteries 20% Export / 80% Domestic Kumi, South Korea Major Customers Include: GM, VW, Hyundai, Daewoo, Toyota, Honda, Kia, AUTOBACS, Bosch

Americas Battery Market JCI Exide Delphi East Penn Other 47 24 12 12 5 N.A. Market Share (est.) Delphi's U.S. automotive battery manufacturing locations are not included in the transaction. Delphi Major N.A. Customers General Motors Wal-Mart (shared) Battery Systems Freightliner O'Reilly's (shared) JCI Delphi

Delphi's Latin American Facilities Paracicaba, Brazil Built in 1990 Employees - 450 3.6M Battery Units Built in 1990 Employees - 580 2.3M Battery Units Tlaxcala, Mexico

Europe Battery Market Market Share (W. & E. Europe - est.) Delphi's Major Customers General Motors Deltec Delpar Hella FueVert JCI Exide Delphi Fiamm Other 28 22 4 8 38 JCI Delphi Sarreguemines, France Built in 1980 Employees - 560 5.0M Battery Units

GM Supply Agreement JCI Anticipates Receiving a Multi-Year Global Supply Agreement from GM for Both OE and OE Service Production Encompasses all of Delphi's GM Volume Today (90%+ of Total GM volume) In US, Volume sourced to Delphi Facilities via JCI Contract Supply Agreement

U.S. Contract Supply Agreement JCI Sources U.S. Volume from Delphi's Two US Manufacturing Locations through 2007 Supply to GM is economically neutral to JCI through 2007 JCI to Have Quality and Technology Responsibility

Technology Delphi Provides a Technology Driven Global Product Portfolio Maintenance Free AGM, Including Motorcycle OE Quality, Including Asia Also Has Sound Manufacturing Process Technology JCI Will Leverage the Product and Process Technology Expertise into The Combined Organization (e.g Powerframe)

Transaction Conditions Non-Binding LOI Next Steps Finalize Supply Contract with GM Negotiation of Definitive Agreement with Delphi Due Diligence Necessary Regulatory Approvals Expected Closure in Summer 2005

Summary Strategic Acquisition Supports Our Plan to Participate in Asian Growth Market Provides Manufacturing Footprint in Asia for Domestic and Export Markets New Customers Provide Opportunity to Grow Globally Fair Valuation - Price of $212.5M, Subject to Adjustments Anticipate Financing with Short-Term Borrowings; Ample Debt Capacity March 8, 2005 Forecast for Total Debt to Total Capitalization Ratio Below 30% Expected to Be Slightly Accretive to Fiscal 2006 Earnings